Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Abcam plc of our report dated September 16, 2020 relating to the financial statements of Abcam plc, which appears in Abcam plc’s Registration Statement on Form F-1 (No. 333-249263).

/s/ PricewaterhouseCoopers LLP

Cambridge, United Kingdom

14 July, 2021